SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box: / /

/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.
      14a-12

                          EARTH SEARCH SCIENCES, INC.
                (Name of Registrant as Specified in its Charter)



    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/   $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
/ / Item 22(a)(2) of Schedule 14A $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3) Fee computed on table below per
/ /   Exchange Act Rules 14a-6(i)(4) and 0-11

      1)       Title of each class of securities to which transaction applies:

      2)       Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

      4)       Proposed maximum aggregate value of transaction:

      5)       Total fee paid:


/ /   Fee paid previously with preliminary materials

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:

      2)       Form, Schedule or Registration Statement No.:

      3)       Filing Party:

      4)       Date Filed:

                          EARTH SEARCH SCIENCES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 28, 1996

To the Shareholders of Earth Search Sciences, Inc.:

     An annual meeting of the shareholders of Earth Search Sciences, Inc., a Utah corporation, will be held at the offices of the Company, 502 North 3rd Street, #8, McCall, Idaho 83638, on August 28, 1996, at 10 a.m., Mountain Daylight Savings Time for the following purposes:

      1.       The election of Directors for the coming year:
                       a.       Larry F. Vance
                       b.       John W. Peel
                       c.       Brian C. Savage
                       d.       Rory J. Stevens
                       e.       Tami J. Story

      2. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors effective with the fiscal year ended March 31, 1996;

      3. To transact any other business that properly comes before the meeting.

     Only shareholders of record at the close of business on July 31, 1996 will be entitled to vote at the annual meeting. You are requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                Tami J. Story
                                Secretary
McCall, Idaho

                           EARTH SEARCH SCIENCES, INC.
                            502 NORTH 3RD STREET, #8
                               MCCALL, IDAHO 83638

                                  JULY 31, 1996
                                  ------------

                                 PROXY STATEMENT
                                  ------------


     A proxy in the form accompanying this proxy statement is solicited on behalf of the Board of Directors of Earth Search Sciences, Inc., a Utah corporation (the "Company"), for use at the annual meeting of shareholders to be held on August 28, 1996. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the males, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any shares of stock of the Company held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian, or brokerage house itself -- the beneficial owner may not vote the shares directly and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote the shares.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation (in any form that clearly indicates an intention to revoke) or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless the shareholder wishes to do so. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Company's Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is July 31, 1996. On that date there were 67,766,561 shares of Common Stock outstanding, entitled to one vote per share.

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of July 31, 1996 by each person known by the Company to own beneficially more than five percent of the Common Stock and by all directors and officers individually and as a group:

                                                           Amount and
          Name and Address of                               Nature of                 Percent of
           Beneficial Owner                            Beneficial Ownership (1)          Class
Larry F. Vance                                            11,653,822(2)(3)                17%
    P.O. Box 674
    McCall, Idaho 83638

Universal Search Technology                               11,653,822(3)(4)                17%
    P.O. Box 674
    McCall, Idaho 83638

Tami J. Story                                                802,167(5)                    1%
    1871 Warren Wagon Road
    McCall, Idaho 83638

Rory J. Stevens                                            1,000,000(6)                    1%
    8531 Dibble Ave. N.W.
    Seattle, Washington 98117

Francisco Elmudesi                                         3,254,487                       4%
    10439 Deer Path Road
    Woodstock, Illinois 60098

Arthur McClain                                             2,798,853                      4%
    220 Arthur Drive
    Woodstock, Illinois 60098

John W. Peel, III                                            261,500(7)                   0%
    502 North 3rd Street, #8
    McCall, Idaho 83638

All directors and officers                                15,217,489(8)                  22%
    (including those listed
    above) as a group (four persons)

- - - ----------------------------------

(1) All shares are held directly with sole voting and investment power unless otherwise indicated.


(2) Includes 1,875,000 shares held by Universal Search Technology, a private company owned by Mr. Vance.


(3) In March, 1995, the Company granted to Mr. Vance options for 1,500,000 shares, which was partial consideration for past compensation never paid by the Company. The Company recognized the difference between the estimated fair value of the shares and the strike price at $157,800.
         In April 1995, the Company also granted to Mr. Vance options for 5,000,000 shares, one-half of which are exercisable immediately and one-half of which are exercisable upon the Company achieving certain earnings targets. (See "Compensation.")

(4) Includes 9,778,822 shares held by Mr. Vance, sole shareholder of Universal Search Technology.

(5) Excludes 300,000 shares subject to options granted to Ms. Story in May 1995, all of which are exercisable immediately.


(6) Includes 1,000,000 shares subject to options held by Mr. Stevens and exercisable upon full-time employment of Mr. Stevens with the Company.


(7) In April 1995, the Company granted to Mr. Peel options for 5,000,000 shares, one-half of which are exercisable immediately and one-half of which are exercisable upon the Company achieving certain earnings targets. (See "Compensation.")


(8) If the shares referenced in footnotes (3), (5) and (7) are included, the holdings of directors and officers as a group would increase to 25,517,489 or 37%.

                            ELECTION OF NEW DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors shall consist of not less than three (3) nor more than nine (9) members as determined by the Board of Directors from time to time. At the last annual meeting, the Company's shareholders elected four directors, all of whom have served on the Board of Directors continuously since that meeting.

     On May 4, 1996, the Board of Directors met and adopted a resolution increasing the size of the Board of Directors to five (5) members. The Directors determined at that meeting to nominate Larry F. Vance, John W. Peel, Rory J. Stevens, Brian C. Savage and Tami J. Story to the Board of Directors and submit to the Company's shareholders for approval at this annual meeting. Each shareholder is entitled to one vote per share at the annual meeting. Shareholders do not have cumulative voting rights with respect to the election of directors.

     Directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MR. VANCE, MR. PEEL, MR. STEVENS, MR. SAVAGE AND MS. STORY.

     Larry F. Vance served as Chief Executive Officer of the Company from 1985 until April 8, 1995. Since April 8, 1995, Mr. Vance has served as Chairman of the Company. Mr. Vance is a director of the Company. Mr. Vance is a full- time employee of the Company and has been since 1985.

     John W. Peel, III joined the Company as Chief Executive Officer in April 1995. Prior to joining the Company, Dr. Peel served for the past six and one-half years as Senior Vice President of Tetra Tech, Inc., a major publicly-held environmental remediation consulting firm. Dr. Peel holds a Bachelor of Sciences in Biology from Millsaps College, a Master of Sciences in Parasitology and Invertebrate Zoology from the University of Mississippi and a Ph.D. in Environmental Health/Health Physics from Purdue University. Dr. Peel is a full-time employee of the Company and has been since 1995.

     Brian C. Savage, age 36, joined the Company on June 1, 1996, as Vice-President of Resource Development and President of the Company's wholly owned subsidiary, Earth Search Resources, Inc. Mr. Savage brings to the ability to develop the commercial side of the business and enhance the Company's ability to access funds to fulfill the business plan. He has served in capacities of increasing responsibility in equity financing, corporate and project financing, merger and acquisition, public debt and advisory projects. Mr. Savage served for the past four years as director of the Investment Banking Mining Group of Nesbitt Burns. Mr. Savage obtained a bachelor's degree in mining engineering and a master's in resources economics from the Colorado School of Mines.

     Mr. Stevens has served as a director of the Company for the past two years. Mr. Stevens has served as controller of Chiyoda International Corporation since prior to 1990, and worked in other accounting capacities prior to that time.

     Tami J. Story joined the Company as Secretary and Treasurer in 1993. Ms. Story has been with the Company for 6 years in an administrative support capacity as an independent contractor. Ms. Story also serves as a director of the Company. Ms. Story holds a degree with a major in Nursing and a minor in Business Administration.

The Board of Directors

     The names of the Company's directors and certain information about them are set forth below:

                                                                                             Common Stock
                                                                                          Beneficially Owned


                                                                                          on March 31, 1996 (1)
                             Principal Occupation and                                     ---------------------
Name                         Position with the Company                Age            Number              Percent
Larry F. Vance                Chairman of the Company                 60             11,653,822(2)       17%

John W. Peel                  Chief Executive Officer                 50                261,500(2)                   0%

Rory J. Stevens               Controller of Chiyoda                   38              1,000,000(2)        1%
                              International Corporation

Tami J. Story                 Secretary/Treasurer                     33                802,167(2)        1%
                              of the Company

- - - ----------------------


(1) All shares are held directly with sole voting and investment power unless otherwise indicated.

(2)      See "Voting Securities and Principal Shareholders."

     Each of the directors has been engaged in his or her present occupation for at least the last five years, except as indicated below.

     Mr. Vance has served as a director and as president of the Company for the past eleven years. Prior to joining the Company, Mr. Vance worked in various capacities in the computer industry.

     Dr. Peel has served as a director and as Chief Executive Officer of the Company for the past year. Prior to joining the Company Dr. Peel worked as Tetra Tech as Senior Vice President.

     Ms. Story has served as a director and as secretary and treasurer of the Company for the past three years. Prior to joining the Company, Ms. Story obtained a minor in business administration and has completed several business courses.

     Mr. Stevens has served as a director of the Company for the past three years. Mr. Stevens has served as controller of Chiyoda International Corporation since prior to 1990, and worked in other accounting capacities prior to that time.

     The Board of Directors met five times during the last fiscal year. Each director attended all of the meetings of the Board of Directors. There are no audit, nominating, or compensation committees of the Board of Directors or committees performing similar functions. Directors serve one year terms. Mr. Vance has been a Director for eleven years. Mr. Stevens has been a Director for three years. Ms. Story has been a Director for three years. Dr. Peel has been a Director for one year. Directors are not paid any director's fee. See "COMPENSATION--Compensation of Directors."

     The proxies will be voted with respect to the election of Larry F. Vance, John W. Peel, Rory J. Stevens, Brian C. Savage and Tami J. Story as directors of the Company in accordance with the instructions specified in the proxy form.
If no instructions are given, proxies will be voted in favor of the election of Mr. Vance, Dr. Peel, Mr. Stevens, Mr. Savage and Ms. Story. If a quorum is present, in person or by proxy, at the annual shareholders meeting, each of Mr. Vance, Dr. Peel, Mr. Stevens, Mr. Savage and Ms. Story will be elected as directors of the Company if the number of votes cast in favor of his/her election exceeds the number of votes cast in opposition of his/her election.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     Compensation Summary. As of March 31, 1996, the Company has not paid any salaries to its Chairman and Secretary. However, at the time (if ever) the Company attains adequate positive cash flow, it expects to pay certain salaries to the Chairman and Secretary. The following table sets forth, for the Chairman of the Company, all compensation paid or accrued (or to be paid as aforesaid) for services rendered in all capacities during the fiscal year ended March 31, 1995. As of March 31, 1996, the Company had paid to its Chief Executive Officer for services rendered compensation totaling $150,000.

                           SUMMARY COMPENSATION TABLE

Name and Principal Position             Fiscal Year 1996 Annual Compensation
- - - ---------------------------             ------------------------------------
Larry F. Vance                          No compensation paid to date.  Effective
Chairman                                March 31, 1995, the Company's Board of Directors
                                        approved cash compensation for Mr. Vance's past
                                        services in the amount of $300,000.  Pursuant to
                                        Mr. Vance's employment agreement, Mr. Vance was
                                        entitled to receive compensation during the
                                        fiscal year ended March 31, 1996 of $160,000.  By
                                        mutual  agreement of Mr. Vance and the Board of
                                        Directors, payment of such compensation will be
                                        deferred until such time as the Company achieves
                                        adequate cash flows from operations.

John W. Peel                            $150,000
Chief Executive Officer


CHAIRMAN'S EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement with Larry F. Vance effective April 1, 1995, to serve as Chairman of the Company until December 31, 1999. Mr. Vance's annual base salary under the agreement is $160,000, and is subject to adjustment each January 1, starting January 1, 1996, by an amount negotiated in good faith by Mr. Vance and the Company that is appropriate in light of changes in the nature and prospects of the business of the Company, the Company's net cash flow and the responsibilities of Mr. Vance. Barring an agreement on such adjustment, either party may seek binding arbitration.

     In addition, Mr. Vance is entitled to an annual bonus as determined by the Company's Board of Directors and has been granted options to purchase an aggregate of 5,000,000 shares of the common stock of the Company at a purchase price of $0.21 per share. Fifty percent (50%) of the options are exercisable at any time. The remaining fifty percent (50%) of the options are deemed "Performance Options", and are exercisable as follows: (I) one-third of said Performance Options shall become exercisable once the Company reports a positive net after tax profit for any fiscal year commencing on or after March 31, 1995;
(II) another one-third of said Performance Options shall become exercisable once the Company reports a net after tax profit of greater than $1 million for any fiscal year commencing on or after March 31, 1996; (III) all of said Performance Options shall become exercisable once the Company reports a net after tax profit of greater than $2 million for any fiscal year commencing on or after March 31, 1996; and (IV) any Performance Options which have not become exercisable as aforesaid once the Company reports its net after tax profits or losses for the fiscal year ended March 31, 1998, shall become null and void. Any options remaining unexercised on December 31, 2004 shall lapse and be deemed null and void.

     Notwithstanding the foregoing, all Performance Options become immediately exercisable if Mr. Vance's employment is terminated by the Company without "Cause" or by Mr. Vance with "Cause". In the event of a Change in Control, all Performance Options become immediately exercisable.

                   The term "Cause" means only the following:

     (i) Malfeasance or negligence by Mr. Vance material in nature in the performance of his duties under this Agreement;

     (ii)  Breach by Mr. Vance of any material provisions of this Agreement;

     (iii) Engaging by Mr. Vance in misconduct materially injurious to the Company;

     (iv)  Conviction of Mr. Vance of a felony;

     (v) Indulgence in alcohol or drugs to an extent that renders Mr. Vance unable or unfit to perform his duties under this Agreement;

     (vi) Failure to comply with the material policies, procedures, or directives of the Company established by the board of directors not inconsistent with the provisions of this Agreement; or

     (vii) Persistent failure or refusal to discharge with reasonable competence and in good faith Mr. Vance's duties under this Agreement.

     Mr. Vance's employment agreement provides certain disability and termination benefits in addition to standard employee benefits provided to other employees of the Company. If Mr. Vance's employment is terminated as a result of a permanent disability, the Company will continue his base compensation for 9 months with credit for any long term disability benefits paid during the last 6 months of that period. If Mr. Vance's employment is terminated by the Company following a Change in Control, the Company will continue his base compensation for 24 months.

     Mr. Vance's employment agreement contains standard nondisclosure and noncompete provisions with a noncompetition period of 12 months following termination of employment.

CHIEF EXECUTIVE OFFICER'S EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with John W. Peel, III effective April 8, 1995, to serve as Chief Executive Officer of the Company until December 31, 1999. Dr. Peel's annual base salary under the agreement is $150,000, and is subject to adjustment each January 1, starting January 1, 1996, by an amount negotiated in good faith by Dr. Peel and the Company that is appropriate in light of changes in the nature and prospects of the business of the Company, the Company's net cash flow and the responsibilities of Dr. Peel. Barring an agreement on such adjustment, either party may seek binding arbitration.

     In addition, Dr. Peel is entitled to an annual bonus as determined by the Company's Board of Directors and has been granted options to purchase an aggregate of 5,000,000 shares of the common stock of the Company at a purchase price of $0.21 per share. Fifty percent (50%) of the options are exercisable at any time. The remaining fifty percent (50%) of the options are deemed "Performance Options", and are exercisable as follows: (I) one-third of said Performance Options shall become exercisable once the Company reports a positive net after tax profit for any fiscal year commencing on or after March 31, 1995;
(II) another one-third of said Performance Options shall become exercisable once the Company reports a net after tax profit of greater than $1 million for any fiscal year commencing on or after March 31, 1996; (III) all of said Performance Options shall become exercisable once the Company reports a net after tax profit of greater than $2 million for any fiscal year commencing on or after March 31, 1996; and (IV) any Performance Options which have not become exercisable as aforesaid once the Company reports its net after tax profits or losses for the fiscal year ended March 31, 1998, shall become null and void. Any options remaining unexercised on December 31, 2004 shall lapse and be deemed null and void.

     Notwithstanding the foregoing, all Performance Options become immediately exercisable if Dr. Peel's employment is terminated by the Company without "Cause" or by Dr. Peel with "Cause". In the event of proposed dissolution or liquidation of the Company or in the event of a transfer of more than 50% of the outstanding shares of the Company, or the sale of all or substantially all of the assets of the Company, to a person or persons who are not as of April 8, 1995, shareholders or employees of the Company (a "Change in Control"), all Performance Options become immediately exercisable.


                   The term "Cause" means only the following:

     (i) Malfeasance or negligence by Dr. Peel material in nature in the performance of his duties under this Agreement;

     (ii)  Breach by Dr. Peel of any material provisions of this Agreement;

     (iii) Engaging by Dr. Peel in misconduct materially injurious to the Company;

     (iv)  Conviction of Dr. Peel of a felony;

     (v) Indulgence in alcohol or drugs to an extent that renders Dr. Peel unable or unfit to perform his duties under this Agreement;

     (vi) Failure to comply with the material policies, procedures, or directives of the Company established by the board of directors not inconsistent with the provisions of this Agreement; or

     (vii) Persistent failure or refusal to discharge with reasonable competence and in good faith Dr. Peel's duties under this Agreement.

     Dr. Peel's employment agreement provides certain disability and termination benefits in addition to standard employee benefits provided to other employees of the Company. If Dr. Peel's employment is terminated as a result of a permanent disability, the Company will continue his base compensation for 9 months with credit for any long term disability benefits paid during the last 6 months of that period. If Dr. Peel's employment is terminated by the Company following a Change in Control, the Company will continue his base compensation for 24 months.

     Dr. Peel's employment agreement also obligates the Company to make a loan to Dr. Peel at his option, in an amount equal to the market value of shares of Common Stock of the Company owned by Dr. Peel and pledged to the Company as security along with a mortgage encumbering the equity in Dr. Peel's residence in Pasadena, California, to facilitate his relocation and purchase of a home near the headquarters of the Company. The loan shall be on such terms as Dr. Peel and the board of directors may agree, and shall be payable in full at the earlier of the closing of the sale of his residence or December 31, 1999.

     Dr. Peel's employment agreement contains standard nondisclosure and noncompete Provisions with a noncompetition period of 12 months following termination of employment.

VICE-PRESIDENT'S EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with Brian C. Savage effective June 1, 1996, to serve as Vice-President of Resource Development of the Company and President of the Company's wholly owned subsidiary Earth Search Resources, Inc. until December 31, 1999. Mr. Savage's annual base salary under the agreement is $125,000, and is subject to adjustment each January 1, starting January 1, 1997, by an amount negotiated in good faith by Mr. Savage and the Company that is appropriate in light of changes in the nature and prospects of the business of the Company, the Company's net cash flow and the responsibilities of Mr. Savage. The Company shall pay Mr. Savage a Sign-On Bonus in the amount of $100,000, $10,000 of which was paid upon the signing of the employment agreement and the remaining $90,000 to be paid upon completion by Mr. Savage of a financing for the Company. Barring an agreement on such adjustment, either party may seek binding arbitration.

     In addition, Mr. Savage is entitled to an annual bonus as determined by the Company's Board of Directors and has been granted options to purchase an aggregate of 2,500,000 shares of the common stock of the Company at a purchase price of fifty percent (50%) of the closing market price per share. Fifty percent (50%) of the options are exercisable at any time after the signing of this agreement. The remaining fifty percent (50%) of the options are deemed "Performance Options", and may be exercised upon completion by the Officer of a financing for the Company. Upon the Company reporting a net after tax profit of greater than five million dollars for any fiscal year, the Officer will receive a bonus equal to the number of options unexercised multiplied by the Purchase Price per share grossed up for taxes. Any options remaining unexercised on December 31, 2006 shall lapse and be deemed null and void. The exercise of any option will be contingent upon receipt from the Officer, or other such purchaser pursuant to clause (iv) hereof, of written representation that at the time of such exercise it is the optionee's then present intention to acquire the shares for investment and not with a view to, or for sale in connection with, any distribution thereof.

     Notwithstanding the foregoing, all Performance Options become immediately exercisable if Mr. Savage's employment is terminated by the Company without "Cause" or by Mr. Savage with "Cause". In the event of proposed dissolution or liquidation of the Company or in the event of a transfer of more than 50% of the outstanding shares of the Company, or the sale of all or substantially all of the assets of the Company, to a person or persons who do not presently own at least 5% of the common shares of the Company (a "Change in Control"), all Performance Options become immediately exercisable.

                   The term "Cause" means only the following:

     (i) Malfeasance or negligence by Mr. Savage material in nature in the performance of his duties under this Agreement;

     (ii)  Breach by Mr. Savage of any material provisions of this Agreement;

     (iii) Engaging by Mr. Savage in misconduct materially injurious to the Company;

     (iv)  Conviction of Mr. Savage of a felony;

     (v) Indulgence in alcohol or drugs to an extent that renders Mr. Savage unable or unfit to perform his duties under this Agreement;

     (vi) Failure to comply with the material policies, procedures, or directives of the Company established by the board of directors not inconsistent with the provisions of this Agreement; or

     (vii) Persistent failure or refusal to discharge with reasonable competence and in good faith Mr. Savage duties under this Agreement.

     Mr. Savage's employment agreement provides certain disability and termination benefits in addition to standard employee benefits provided to other employees of the Company. If Mr. Savage's employment is terminated as a result of a permanent disability, the Company will continue his base compensation for a 90 day period following the date active services cease. After said 90-day period, the Company agrees to pay to Mr. Savage during each month for the next six months that amount which is equal to the difference between Mr. Savages monthly base salary described above for said month and the amount that Mr. Savage receives or is entitled to receive form any long-term disability insurance coverage provided for Mr. Savage by the Company. Months with credit for any long term disability benefits paid during the last 6 months of that period. If Mr. Savage's employment is terminated by the Company following a Change in Control, the Company will continue his base compensation for 24 months.

     Mr. Savage's employment agreement contains standard nondisclosure and noncompete provisions with a noncompetition period of 12 months following termination of employment.

COMPENSATION OF DIRECTORS

     Directors presently are not compensated for service on the Company's Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending board meetings.

     At March 31, 1995, the Company granted to Larry F. Vance, a director and Chairman of the Company, a partial consideration for Mr. Vance releasing claims to certain past compensation never paid by the Company, an option for 1,500,000 shares of Common Stock, exercisable at any time on or prior to March 31, 2005 at a price of $.105 per share. Mr. Vance also received certain "piggyback" registration rights with respect to the option shares.

      The Company granted in 1993 to Rory J. Stevens, a director of the Company, an option for 1,000,000 shares of Common Stock, exercisable at any time within five years after Mr. Stevens becomes a full-time employee of the Company based on certain mutually agreeable performance criteria and at a price equal to 21(cent) per share. Mr. Stevens is not at this time an employee of the Company.

     The Company granted in May 1995 to Tami J. Story, a director and secretary/treasurer of the Company, an option for 300,000 shares of Common Stock, exercisable at any time within five years after the September 26, 1995 meeting of shareholders at a price of 21(cent) per share.

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has, subject to ratification by the shareholders, selected Price Waterhouse LLP to serve as independent auditors for the Company commencing with the fiscal year ended March 31, 1996. The Company's previous auditor, James L. Hansen, is a sole practitioner located in Salt Lake City, Utah. The Board of Directors believes that the Company would be better served by retaining one of the "Big Six" nationwide accounting firms. The Board of Directors dismissed Mr. Hansen as the Company's independent auditor on May 30, 1995, and retained Price Waterhouse LLP on such date. During the fiscal years ended March 31, 1994, 1995, and 1996 and all interim periods preceding the date of dismissal, the Company and Mr. Hansen had no disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mr. Hansen, would have caused him to make a reference to the subject matter of the disagreement(s) in connection with his reports. Mr. Hansen's report on the Company's financial statements for the past two years has contained a "going concern" qualification. The Company received a comparable opinion from Price Waterhouse LLP for the fiscal year ended March 31, 1996.

     A representative of Price Waterhouse LLP is expected to attend the meeting either in person or telephonically. Such representative will have the opportunity to make a statement if she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 ANNUAL REPORTS

     A copy of the Company's 1996 Form 10-K is being mailed to each stockholder of record together with this proxy statement. The Form 10-K contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules and exhibits. Copies of the Form 10-K will be furnished to stockholders without charge upon written request directed to: Earth Search Sciences, Inc., 502 North 3rd St., #8, McCall, Idaho 83638; Attention:
Tami J. Story, Secretary. Each such request must set forth a good faith representation that the person making the request was a beneficial owner of ESSI Common Stock as of July 31, 1996.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of Company Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require that persons filing these reports furnish copies to the Company. Based solely on a review of the copies of the reports received by the Company and on written representations of certain reporting persons, the Company believes that all of its executive officers and directors complied with applicable filing requirements as of March 31, 1996.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company replaced its previous auditor, James L. Hansen, C.P.A., with Price Waterhouse LLP in May 1995. The decision to change accounting firms was approved by the Company's Board of Directors. During the Company's two most recent fiscal years preceding the dismissal of James L. Hansen, C.P.A., the reports of Mr. Hansen on the financial statements of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified but did contain an explanatory reference regarding the uncertainty of whether the Company can continue as a going concern given its lack of liquidity. There were no disagreements of the Company with James L. Hansen, C.P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of such a accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Before engaging Price Waterhouse LLP as its new independent auditors, the Company did not previously consult with them regarding any matters related to the application of accounting principles, the type of audit opinion that might be rendered on the Company's financial statements or any other such matters.

                             DISCRETIONARY AUTHORITY

     While the Notice of annual meeting of Shareholders provides for the transaction of any business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority if any other matters are presented.


                              SHAREHOLDER PROPOSALS

     Any shareholder proposals to be considered for inclusion in proxy material for the Company's 1997 annual meeting must be received at the principal executive offices of the Company not later than July 31, 1997.

                                   By Order of the Board of Directors


                                   Tami J. Story
                                   Secretary
July 31, 1996

                                      PROXY

                           EARTH SEARCH SCIENCES, INC.
                         Annual Meeting, August 28, 1996

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Larry F. Vance and Rory J. Stevens, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Earth Search Sciences, Inc. (the "Company") on August 28, 1996 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Election of Directors     / /    FOR ELECTION OF                  / /  WITHHOLD AUTHORITY TO ELECT         / /  ABSTAIN
                                    LARRY F. VANCE                        LARRY F. VANCE
                                    AS A DIRECTOR                         AS A DIRECTOR


                              / /    FOR ELECTION OF                  / /  WITHHOLD AUTHORITY TO ELECT         / /  ABSTAIN
                                     JOHN W. PEEL, III                     JOHN W. PEEL, III
                                     AS A DIRECTOR                         AS A DIRECTOR

                              / /    FOR ELECTION OF                  / /  WITHHOLD AUTHORITY TO ELECT         / / ABSTAIN
                                     BRIAN C. SAVAGE                       BRIAN C. SAVAGE
                                     AS A DIRECTOR                         AS A DIRECTOR

                              / /    FOR ELECTION OF                  / /  WITHHOLD AUTHORITY TO ELECT         / / ABSTAIN
                                     RORY J. STEVENS                       RORY J. STEVENS
                                     AS A DIRECTOR                         AS A DIRECTOR

                              / /    FOR ELECTION OF                  / /  WITHHOLD AUTHORITY TO ELECT         / / ABSTAIN
                                     TAMI J. STORY                         TAMI J. STORY
                                     AS A DIRECTOR                         AS A DIRECTOR

2.  Selection of Auditors     / /    FOR ELECTION OF                  / /  AGAINST SELECTION OF                / / ABSTAIN
                                     PRICE WATERHOUSE LLP                  PRICE WATERHOUSE LLP AS
                                     AS INDEPENDENT AUDITOR                INDEPENDENT AUDITOR

3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


      The shares represented by this proxy will be voted as specified on this proxy, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SUBMITTED BY THE BOARD OF DIRECTORS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THIS MEETING.

P                                    Shares:
R
O                                    Date:_________________________, 19__
X
Y
                                     _______________________________
                                          Signature or Signatures



Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

The annual meeting of Shareholders of Earth Search Sciences, Inc. will be held on Wednesday, August 28, 1996, at 10 a.m., Mountain Daylight Savings Time, at the offices of the Company, 502 North 3rd Street, #8, McCall, Idaho 83638.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian, or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.